Exhibit 9

FIRST AMENDMENT
TO
REGISTRATION AGREEMENT

        THIS AGREEMENT, dated as of October 31, 2002, is made by and between Vornado Realty Trust, a Maryland real estate investment trust, with its principal offices at 888 Seventh Avenue, New York, New York 10019 (the “Company”) and Michael D. Fascitelli (the “Executive”).

        WHEREAS, Executive and the Company have entered into an Employment Agreement, dated as of December 2, 1996 (the “1996 Employment Agreement”), attached to which as Exhibit B was an agreement by the Company (the “Registration Agreement”) with respect to its obligation to file and maintain the effectiveness of a “shelf” registration statement with respect to Vornado Common Shares (as such term is defined therein); and

        WHEREAS, Executive and the Company have entered into an amendment and restatement Employment Agreement, dated as of March 8, 2002 (the “2002 Employment Agreement”) pursuant to which the Company contributed to the Rabbi Trust (as such term is defined in the 2002 Employment Agreement) an additional 626,566 Vornado Common Shares; and

        WHEREAS, the Company and Executive desire to amend the Registration Agreement (i) to include the additional 626,566 Vornado Common Shares and (ii) revise the provisions of the Registration Agreement relating to underwritten offerings.

        NOW, THEREFORE, the Company and Executive agree as follows:

                 1.   Effective on the date hereof, Section 1 of the Registration Agreement is amended by the addition of the following sentence immediately prior to the last sentence thereof:

        “In addition, the Company agrees that upon written notice from a member of the Executive’s immediate family or the trustee of a trust for the benefit of the Executive or one or more members of the Executive’s immediate family to whom Vornado Registrable Securities have been transferred, the Company will amend such registration statement (or, in its sole discretion, file a new “shelf” registration statement) to cover the sale of such Securities by such family member or trust.”

                 2.   Effective on the date hereof, Section 2 of the Registration Agreement is amended by the addition of the following sentence immediately prior to the last sentence thereof:

        “In addition, the Company agrees that upon written notice from a member of the Executive’s immediate family or the trustee of a trust for the benefit of the Executive or one or more members of the Executive’s immediate family to whom Alexander’s Registrable Securities have been transferred, the Company will amend such registration statement (or, in its sole discretion, file a new “shelf” registration statement) to cover the sale of such Securities by such family member or trust.”

                 3.   Effective on the date hereof, Section 3 of the Registration Agreement is amended by the addition of the following at the end thereof:

        “(p) In the event a transfer of Vornado Registrable Securities or Alexander’s Registrable Securities is made to a member of the Executive’s immediate family or the trustee of a trust for the benefit of the Executive or one or more members of the Executive’s immediate family, the provisions of this Section (other than paragraph (a) thereof) and Sections 7, 8, 9(b), 9(d) and 11 shall be modified by the addition of the words “and/or the member(s) of the Executive’s immediate family or the trustee of a trust for the benefit of the Executive or one or more members of the Executive’s immediate family to whom Vornado Registrable Securities or Alexander’s Registrable Securities have been transferred” immediately after the word “Executive” each time it appears.”

                 4.   Effective on the date hereof, Section 9(a) of the Registration Agreement is amended in its entirety to read as follows:

        “a. “Alexander’s Registrable Securities” shall mean the 350,000 shares of common stock, par value $1.00 per share, of Alexander’s and any securities into which such shares are exchanged or reclassified (“Alexander’s Common Stock”) issuable upon exercise of the Alexander’s Options to be granted by Alexander’s to the Executive pursuant to Section 5(c) of the Agreement and any securities issued as a distribution on or acquired upon exercise of rights distributed with respect to such Alexander’s Common Stock (collectively with the Alexander’s Common Stock, the “Alexander’s Securities”); provided that such Alexander’s Securities shall cease to be Alexander’s Registrable Securities when such Alexander’s Securities (i) have been sold or otherwise transferred by the Executive or a member of the Executive’s immediate family or the trustee of a trust for the benefit of the Executive or one or more members of the Executive’s immediate family to whom such Alexander’s Securities have been transferred, other than the transfer of such Alexander’s Securities by the Executive to a member of the Executive’s immediate family or a trust for the benefit of the Executive or one or more members of the Executive’s immediate family, whether pursuant to an effective registration statement or otherwise or (ii) have become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act.”

                 5.   Effective on the date hereof, Section 9(c) of the Registration Agreement is amended in its entirety to read as follows:

        “c. “Vornado Registrable Securities” shall mean (i) the 3,500,000 common shares of beneficial interest, par value $0.04 per share, of the Company and any securities into which such shares are exchanged, converted or reclassified (“Vornado Common Shares”) issuable upon exercise of the Company Options granted by the Company to the Executive pursuant to Section 5(b) of the Agreement and (ii) the 1,546,106 Vornado Common Shares to be held by the Rabbi Trustee pursuant to the Rabbi Trust and, in each case, any securities issued as a distribution on or acquired upon exercise of rights distributed with respect to such Vornado Common Shares (collectively with the Vornado Common Shares, the “Vornado Securities”); provided that such Vornado Securities shall cease to be Vornado Registrable Securities when such Vornado Securities (i) have been sold or otherwise transferred by the Executive or a member of the Executive’s immediate family or the trustee of a trust for the benefit of the Executive or one or more members of the Executive’s immediate family to whom such Vornado Securities have been transferred, other than the transfer of such Vornado Securities by the Executive to a member of the Executive’s immediate family or a trust for the benefit of the Executive or one or more members of the Executive’s immediate family, whether pursuant to an effective registration statement or otherwise, or (ii) have become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act.”

                 6.   Effective on the date hereof, Section 10 of the Registration Agreement is amended in its entirety to read as follows:

        “10. Underwritten Offering. Any of the Executive, members of the Executive’s immediate family or the trustee of a trust for the benefit of the Executive or the Executive’s immediate family to which the Executive transferred any of his Vornado Registrable Securities or Alexander’s Registrable Securities may sell such Vornado Registrable Securities or Alexander’s Registrable Securities in an underwritten offering. In any such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements thereto will be approved by such of the Executive, the Executive’s immediate family or the trustee of a trust for benefit of the Executive or the Executive’s immediate family requesting such underwritten offering; provided, however, that (i) such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Company or Alexander’s, as applicable, such satisfaction not to be unreasonably withheld, (ii) the Company or Alexander’s, as applicable, shall not be obligated to arrange for more than one underwritten offering during any consecutive twelve month period and (iii) there are included in such underwritten offering (x) at least 500,000 Vornado Common Shares (or the equivalent thereof) or (y) the greater of (A) at least 20% of the outstanding

Alexander’s Registrable Securities or (B) at least 250,000 shares of Alexander’s Common Stock, as the case may be (or the equivalent thereof). In connection with any such underwritten offering of securities with an aggregate public offering price of at least $50,000,000, the Company will agree or, with respect to an offering of Alexander’s Registrable Securities, will use its best efforts to cause Alexander’s to agree, to customary restrictions on the ability of the Company or Alexander’s, as the case may be, to sell securities substantially similar to the Vornado Registrable Securities or the Alexander’s Registrable Securities for a period not to exceed 90 days from the date of the related prospectus supplement. As used in this Section 10, “immediate family” refers to the Executive’s spouse, children and grandchildren.”

                 7.   Except as set forth above, all other terms and provisions of the Registration Agreement, as in effect immediately prior to the date hereof, remain unchanged and applicable to the Company and Executive.

                 8.   This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VORNADO REALTY TRUST
By:	/s/ Steven Roth

	Name: Title:	Steven Roth Chairman of the Board and Chief Executive Officer

/s/ Michael D. Fascitelli

Michael D. Fascitelli